EXHIBIT 3(i)(a)

                  CERTIFICATE OF AMENDMENT

                              OF

     AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                              OF

                   CK WITCO CORPORATION

     CK Witco Corporation, a Delaware corporation (the
"Corporation"), does hereby certify:

          FIRST:     That Article I of the Amended and Restated
Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                        ARTICLE I

          The name of the Corporation is Crompton Corporation.

          SECOND:     That said amendment was duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delware.

     In witness whereof, CK Witco Corporation has caused this Certificate to be executed by its duly authorized officer, this 27th day of April, 2000.

                           By:   /s/John T. Ferguson II
                             Name:  John T. Ferguson II
                             Title: Senior Vice President